U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 19, 2001

                        COMMISSION FILE NUMBER: 0-21322

                                OUT TAKES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                    95-4363944
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(State or jurisdiction of incorporation                   (I.R.S. Employer
or organization                                            I.D. No.)

3811 Turtle Creek Blvd., Suite 350, Dallas, Texas             75219
(Address of principal executive offices)                     (Zip Code)
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                   Registrant's telephone number: (214)528-8200

                                  Not applicable

          (Former name or former address, if changed since last report)











[CAPTION]
Item 5.    Other Events

On or about January 19, 2001 Out Takes, Inc. notified Pacific Gas and Electric Company ("PG&E") (PG&E) of anticipatory repudiation of its contract with Los Alamos Energy, a Qualified Facility electricity generator and a subsidiary of Out Takes, Inc. Out Takes also owns Atlas Engineering and AtlasPower. PG&E is the major customer of Los Alamos Energy.

PG&E previously, on January 17, in an 8K filing with the SEC, disclosed among other things, that it has payments due to QF electricity generators in early February of $420 million, and estimated payments due to QF''s of $410 million in early March. Negotiations between PG&E and a group of QF''s (not including Los Alamos Energy) PG&E has requested that said QF''s forbear from demanding payment for power delivered through January until March 31, 2001 with payment due in full on April 1, 2001, subject to numerous conditions, including legislative and regulatory actions, without assurance of such conditions being met.

While Los Alamos Energy has demanded payment in full for electricity delivered to PG&E, there can be no assurance that PG&E will, or can make such payment in accordance with the demand, or that PG&E can or will make payments as proposed on April 1, 2001, and the Company is in the process of exploring alternative buyers or markets for electricity sales.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2001

Out Takes, Inc.

/s/ Jody P. Lenihan
------------------------------------
By: Jody P. Lenihan
    Vice President, C.F.O., Director